                                                                    EXHIBIT 12.1

                      THE PMI GROUP, INC. AND SUBSIDIARIES

                 COMPUTATION OF RATIO OF PROFIT TO FIXED CHARGES

                                                                                    Year Ended December 31,
                                                       ---------------------------------------------------------------------------
                                                          1999           1998           1997             1996           1995
                                                       ------------   ------------   ------------   ---------------  -------------
                                                                                       (Dollars in Thousands)
Income from continuing operations before
      income taxes                                       $ 290,086      $ 266,948      $ 242,867         $ 222,106      $ 180,541
                                                       ============   ============   ============   ===============  =============

Fixed Charges:
      Rentals-- at computed interest*                    $   2,760      $   2,959      $   2,549         $   2,459      $   2,046
      Interest expense                                       8,554          7,029          6,766               907              -
      Distributions on redeemable capital securities         8,311          8,311          7,617                 -              -
                                                       ------------   ------------   ------------   ---------------  -------------

           Total fixed charges                           $  19,625      $  18,299      $  16,932         $   3,366      $   2,046
                                                       ============   ============   ============   ===============  =============

Profit before taxes plus fixed charges                   $ 309,711      $ 285,247      $ 259,799         $ 225,472      $ 182,587
                                                       ============   ============   ============   ===============  =============

Ratio of adjusted profit to fixed charges                     15.8           15.6           15.3 x            67.0           89.2
                                                       ============   ============   ============   ===============  =============

* Those portions of rent expense that are representative of interest cost